EXHIBIT 10.1

FIFTH AMENDMENT TO THE
CREDIT CARD PROGRAM AGREEMENT

This Fifth Amendment to the Credit Card Program Agreement (“Fifth Amendment”) is made and entered into as of August 31, 2010 (“Effective Date”) by and between HSBC Bank Nevada, National Association (“HSBC” or “Bank”), and The Bon-Ton Stores, Inc. (“Bon-Ton”) and amends that certain Credit Card Program Agreement dated as of June 20, 2005, as previously amended (“Agreement”).

WHEREAS, the undersigned parties desire to amend the Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HSBC and Bon-Ton do hereby agree as follows:

1. Section 20 of the Third Amendment to the Credit Card Program Agreement is deleted and replaced in its entirety to read as follows:

(20)
Subject to the provisions of Schedule 3-20, attached hereto, (a) either party may terminate this Third Amendment (the “Opt Out Right”) by providing written notice to the other party (the “Opt Out Notice”) no earlier than January 1, 2011 and no later than January 31, 2011 and (b) this Third Amendment shall terminate and be of no further force or effect on the 14th day following delivery of the Opt Out Notice (the “Opt Out Effective Date”). The entry into and, if applicable, subsequent termination of this Third Amendment in accordance with this paragraph shall not impact any rights of any party to the Agreement existing prior to the date of this Third Amendment.

2. In consideration of the signing of this Fifth Amendment, Bank agrees to withdraw and revoke the Opt Out Notice dated August 31, 2010 (“Revoked Notice”) that it sent to Bon-Ton. The parties agree that this Fifth Amendment supersedes all prior communications regarding the Opt Out, and shall be binding upon and inure to the benefit of the parties. In the event that this Fifth Amendment is executed after Bank sends the Opt Out Payment, as defined in Schedule 3-20 of the Third Amendment, to Bon-Ton pursuant to the Revoked Notice, Bon-Ton agrees to remit such payment back to Bank within five (5) business days of the Effective Date hereof. If not received within such timeframe, Bon-Ton agrees that Bank may deduct an amount equal to the Opt Out Payment from amounts owing from Bank to Bon-Ton in the course of the daily settlement process.

3. All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement, as amended.

4. Except as otherwise modified herein, the terms and conditions of the Agreement, as amended, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby execute this Fifth Amendment by their authorized representatives.

The Bon-Ton Stores, Inc.

HSBC Bank Nevada, National Association

By: /s/ KEITH E. PLOWMAN

By: /s/ BRIAN D. HUGHES

Authorized Signature
Authorized Signature

Keith E. Plowman

Brian D. Hughes

Name (Type or Print)
Name (Type or print)

Executive Vice President & Chief

Executive Vice President

Financial Officer
Title
Title